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                                                                    Exhibit 10.8

PROMISSORY NOTE

Woodridge, Illinois                                            September 1, 2001

$2,000,000.00

     FOR VALUE RECEIVED, the undersigned, ADVANCED LIFE SCIENCES, an Illinois Corporation ("Maker"), hereby unconditionally promises to pay to the order of MICHAEL T. FLAVIN ("Payee"), at Lemont, Illinois, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America, the principal sum of $2,000,000.00. The principal indebtedness evidenced hereby shall be payable in one lump sum payment on the fifth anniversary of the date of issuance of this Note, plus interest then accrued (provided below) but previously unpaid thereon. If any payment hereunder becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day, and interest shall be paid thereon during such extension at the rate specified above.

     Make further promises to pay interest at the place provided above on the unpaid principal balance, provided that the unpaid principal balance shall bear interest from the date of issuance of this note at a rate of 7.75% per annum, compounded annually, and such interest shall be due and payable at maturity. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Payments received by Payee from Maker on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof.

     At the option of the Maker, This Note may be prepaid in full or in part, at any time or from time to time, without penalty or premium of any kind.

     This Note has been delivered and shall be deemed to have been made at Woodridge, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of Illinois, without giving affect to the conflict of laws principals thereof. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or by the remaining provisions of this Note.

Signature: /s/ Sharon W. Ayd
           -----------------

     Date:  September 1, 2001

     Name:  Sharon Ayd
    Title:  Executive Vice President &
            COO
  Address:  Advanced Life Sciences, Inc.
            1005 Internationale Parkway
            Woodridge, IL 60517
Telephone:  630-739-6744